EXHIBIT 1

                          ACQUISITION AGREEMENT

          AGREEMENT made as of the 1st day of June, 2004 between Transportation Logistics Int'l, Inc., a Colorado corporation ("TLI") and the members of Advanced Medical Diagnostics LLC ("AMD") who are identified on the signature page of this Agreement (the "Members").

          WHEREAS, TLI desired to acquire sole ownership of AMD, and the Members desire to associate AMD with TLI, on the terms and subject to the conditions herein.

          NOW, THEREFORE, it is agreed:

          1. Assignment of Membership Interests. The Members hereby assign to TLI their respective membership interests in AMD, as follows:

                                              Membership
               Member                          Interest
               --------------------------------------------
               Michael Gilbert                  29.5%
               Michael Allora                   23.5%
               Nicholas Olivieri                23.5%
               The Margolies Family Trust       23.5%

          2. Issuance of Shares. In consideration of the foregoing assignment, TLI will issue to the Members a total of one hundred thousand (100,000) shares of its common stock, no par value (the "Shares"). The Shares will be allocated among the Members in proportion to their membership interests listed above. The Members hereby represent that they are taking the Shares for investment, without a present intention of transferring or distributing the Shares.

          3.  Employment.

          a.  The officers of AMD after completion of this acquisition will be:

               President - Michael Gilbert
               Vice President - Michael Allora
               Vice President - Nichola Olivieri

          b   Promptly after the execution of this Agreement, TLI will issue a total of two hundred thousand (200,000) shares of its common stock to the officers of AMD. The shares will be issued pursuant to the terms of TLI's 2004 Equity Incentive Plan, which is being registered with the Securities and Exchange Commission on Form S-8. Accordingly, the shares issued to the officers will be unrestricted. The shares will be allocated among the officers thus:

          Michael Gilbert:     106,000
          Michael Alora:        47,000
          Nicholas Olivieri:    47,000
                               -------
                               200,000
                               =======


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     4.  Representations and Warranties of Members.  The Members, jointly and severally, represent and warrant to TLI that:

     a. The membership interests being assigned hereunder are all of the membership interests in AMD. There are no liens or encumbrances on any of the membership interests. The copy of the Operating Agreement of AMD previously delivered to TLI is true and complete.

     b. AMD is not party to any litigation, nor has any claim been made against AMD that could result in litigation. AMD is not aware of any investigation by any government agency involving AMD or its business.

     c. AMD owns or has licenses to all of the intellectual property used in its business. To the best knowledge of the Members, the conduct of the business of AMD, as presently conducted, does not violate the intellectual property rights of any person or entity.

     5. Representations and Warranties of TLI. TLI represents and warrants to the Members that:

     a. Prior to the issuance of shares hereunder, there were 39,548,339 shares of TLI common stock issued and outstanding.

     b. This agreement and the issuance of the shares undertaken herein has been approved by the Board of Directors of TLI and does not require the approval of the shareholders of TLI. The transactions contemplated by this Agreement will not violate any rule, order or covenant binding on TLI.

     c. TLI has filed all reports with the Securities and Exchange Commission that are required by the Securities Exchange Act of 1934 and the regulations thereunder.

     d. The common stock of TLI is quoted on the OTC Bulletin Board. TLI has not received notice that the NASD contemplates delisting its common stock from the OTC Bulletin Board.

     IN WITNESS WHEREOF, the parties have made this agreement as of the date written on its first page.

TRANSPORTATION LOGISTICS                     MEMBERS:
INT'L, INC.

By:  /s/Michael Margolies                    /s/Michael Gilbert
     ---------------------------             ---------------------
     Michael Margolies, Chairman             Michael Gilbert

                                             /s/ Michael Allora
                                             ---------------------
                                             Michael Allora

                                             /s/ Nicholas Olivieri
                                             ---------------------
                                             Nicholas Olivieri

                                             /s/ Elaine Margolies
                                             ----------------------------
                                             Elaine Margolies, Trustee of
                                              The Margolies Family Trust


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